UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 10, 2007
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 10, 2007, Bookham, Inc. (the “Registrant”) entered into an Employment Agreement (the “Employment Agreement”) with Alain Couder with respect to his employment as President and Chief Executive Officer of the Registrant, effective August 13, 2007.
     In connection with Mr. Couder’s appointment as President and Chief Executive Officer, effective August 13, 2007, Peter Bordui will cease serving as interim President and Chief Executive Officer of the Registrant, continuing in his role as Chairman of the board of directors of the Registrant.
     Mr. Couder will be entitled to receive an initial base salary at an annualized rate of $500,000 and will be eligible for a yearly bonus of up to 100% of his base salary, subject to achievement of individual and company performance targets.
     Pursuant to the Employment Agreement, on August 13, 2007, Mr. Couder will receive a grant of options to purchase 475,000 shares of common stock of the Registrant which will vest as to 25% of the shares on the first anniversary of the grant date and in equal monthly installments for the following three years and which will have a per share exercise price equal to the fair market value of the Registrant’s common stock on August 13, 2007. On August 13, 2007, Mr. Couder will also be awarded 375,000 shares of restricted stock, 50% of which will vest as to 25% of the shares on the first anniversary of the grant date and in equal monthly installments for the following three years and 50% of which will vest upon achievement of performance milestones. These equity awards will vest in full upon a change in control of the Registrant.
     Mr. Couder’s employment may be terminated by the Registrant with or without cause at any time and by Mr. Couder with 60 days’ notice. If the Registrant terminates Mr. Couder’s employment without cause or if Mr. Couder terminates his employment for good reason, Mr. Couder will be entitled to 12 months’ salary and benefits.
     The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Mr. Couder, age 61, has served as President and CEO of Solid Information Technology Inc., a supplier of database solutions, since March 2005. Prior to joining that company, he served as an advisor for Sofinnova Ventures, a venture capital firm, from May 2004 to February 2005. Mr. Couder served as President and CEO of Confluent Software, Inc., a provider of web services management, from April 2003 to April 2004 and as President and CEO of IP Dynamics, Inc., a security software provider, from August 2002 to March 2003. Mr. Couder served as Chief Operating Officer of Agilent Technologies, a manufacturer of scientific instruments and analysis equipment, from February 2000 to May 2002. Mr. Couder served as Chairman and CEO of Packard Bell NEC, Inc., a personal computer manufacturer from 1998 to 1999. From 1991 to 1999, he served in various positions at Groupe Bull, a computer company, including as Chief Operating Officer from 1998 to 1999. Mr. Couder held a series of general and technology management positions at Hewlett Packard from 1984 to 1991. Mr. Couder began his career with IBM and graduated from Ecole Superieure d’Electricite, Paris, with an MS in electrical engineering.
     The press release announcing the appointment of Mr. Couder as President and Chief Executive Officer of the Registrant is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: July 11, 2007	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement, dated as of July 10, 2007, between the Registrant and Alain Couder.

99.2	Press release dated July 11, 2007.